EXHIBIT 4.6

                                                                  EXECUTION COPY

               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.,
                                     Company

                       SHARED TECHNOLOGIES FAIRCHILD, INC.
                              VARIOUS SUBSIDIARIES
                     FINANCIAL PLACE COMMUNICATIONS COMPANY
                                 VSI CORPORATION
                                   Guarantors


               12-1/4% Senior Subordinated Discount Notes Due 2006



                          First Supplemental Indenture
                           Dated as of March 13, 1996

                                       to

                       Indenture Dated as of March 1, 1996





                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                     Trustee

     FIRST SUPPLEMENTAL INDENTURE dated as of March 13, 1996 by and among SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP., a Delaware corporation (the "Company"), SHARED TECHNOLOGIES FAIRCHILD INC., a Delaware corporation ("STFI"), various subsidiaries of the Company listed on the signature page hereto (the "Subsidiary Guarantors" and, with STFI, the "STFC Guarantors"), VSI CORPORATION, a Delaware Corporation ("VSI"), FINANCIAL PLACE COMMUNICATIONS COMPANY, an Illinois general partnership ("FPCC") and UNITED STATES TRUST COMPANY (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Indenture.


     WHEREAS, the Company, the Subsidiary Guarantors, STFI and the Trustee entered into an Indenture (the "Original Indenture") dated as of March 1, 1996 for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12-1/4% Senior Subordinated Discount Notes Due 2006 (the "Initial Notes") and, if and when issued pursuant to a registered exchange for Initial Notes, the Company's 12-1/4% Senior Subordinated Discount Notes Due 2006 (the "Exchange Notes") and, if and when issued pursuant to a private exchange for Initial Notes, the Company's 12-1/4% Senior Subordinated Discount Notes Due 2006 (the "Private Exchange Notes" and, together with the Exchange Notes and the Initial Notes, the "Notes"). The Original Indenture as supplemented by this First Supplemental Indenture is hereinafter referred to as the "Indenture".

     WHEREAS, Section 9.01 of the Original Indenture provides that the Company, the STFC Guarantors and the Trustee may amend the Original Indenture without notice to or consent of any Noteholder (as defined in Section 1.01 of the Indenture).

     WHEREAS, VSI, FPCC, the Company, STFI and the Subsidiary Guarantors have agreed that VSI will become a Subsidiary Guarantor and FPCC will become an STFC Guarantor under the Indenture.

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid indenture supplemental to the Original Indenture have been done.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

     SECTION 1.1 Agreement to be Bound. VSI hereby agrees to be bound as a Subsidiary Guarantor, and FPCC agrees to be bound as an STFC Guarantor, by the terms and provisions of the Original Indenture, including without limitation the terms and provisions contained in Article 11 thereof.

     SECTION 1.2 STFC Guarantors. VSI shall for all purposes be a Subsidiary Guarantor under the Indenture and shall exercise every right and power of the other Subsidiary Guarantors with the same effect as if it had been named as a Subsidiary Guarantor under the Original Indenture and FPCC shall for all purposed be an STFC Guarantor under the Indenture and shall exercise every right and power of the other STFC Guarantors with the same effect as if it had been named as an STFC Guarantor under the Original Indenture. Except as specifically modified herein, the Original Indenture is in all respect ratified and confirmed and shall remain in full force and effect in accordance with its terms.

     SECTION 1.3 Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.


                                   ARTICLE II

                                  Miscellaneous

     SECTION 2.1 Governing Law. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 2.2 Successors. All agreements of the Company and the STFC Guarantors in the Indenture and the Notes and Guaranties shall bind their respective successors. All agreements of the Trustee in the Indenture shall bind its successors.

     SECTION 2.3 Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of

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

them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

     SECTION 2.4 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 2.5. Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of VSI, the Company, STFI and the Subsidiary Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.



                                          SHARED TECHNOLOGIES FAIRCHILD
                                          COMMUNICATIONSECORP.,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer


                                          SHARED TECHNOLOGIES FAIRCHILD INC.,
                                          as Guarantor,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer


                                          MULTI-TENANT SERVICES, INC.,
                                          as Guarantor,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer


                                          VSI CORPORATION,
                                          as Guarantor,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer

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

                                          BOSTON TELECOMMUNICATIONS
                                          GROUP, INC.,
                                          as Guarantor,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer


                                          OFFICE TELEPHONE MANAGEMENT,
                                          as Guarantor,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer


                                          STI INTERNATIONAL, INC.,
                                          as Guarantor,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer


                                          FINANCIAL PLACE COMMUNICATIONS
                                          COMPANY,
                                          as Guarantor,

                                          by SHARED TECHNOLOGIES
                                             FAIRCHILD INC.,
                                             General Partner,

                                          by: /s/ Vincent DiVincenzo
                                             ------------------------
                                             Name:  Vincent DiVincenzo
                                             Title:  Treasurer


                                          UNITED STATES TRUST COMPANY OF
                                          NEW YORK,

                                          by: /s/ Gerard V. Ganey
                                             ------------------------
                                             Name: Gerard V. Ganey
                                             Title: Senior Vice President

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